Exhibit 10.13

CONTROL ACCOUNT AGREEMENT
(No Access by Borrower)

THIS CONTROL ACCOUNT AGREEMENT ("Agreement") is made effective as of the 21st day of April, 2009 by and among Amber Ready, Inc., a Nevada corporation having a principal place of business at 101 Roundhill Drive, 2nd Floor, Rockaway, New Jersey 07866 ("Borrower"), Hudson Asset Partners, LLC, a Delaware limited liability company having a principal place of business at 14151 Magnolia Cove Road, Jacksonville, Florida 32224  ("Collateral Agent") and SIGNATURE BANK, a New York commercial bank, having a principal place of business at 950 Third Avenue, New York, New York 10022 ("Depository").

BACKGROUND

A.           From time to time on and after the date hereof, Borrower may issue up to $12,000,000 of its 18% secured convertible three year promissory notes (as each may be at any time amended, extended, restated, renewed or modified, each a “Convertible Note,” and collectively, the “Convertible Notes”), which are convertible into Units upon the terms set forth in that certain Confidential Private Placement Memorandum, dated March 19, 2009, delivered by the Borrower to the holders of the Convertible Notes (the “Holders”).

B.           Pursuant to the Subscription Agreement in the form attached to the Memorandum, each Holder has appointed and authorized the Collateral Agent to act as collateral agent under this Agreement.

C.           Pursuant to a Security Agreement by and between Borrower and the Collateral Agent, Borrower has granted to the Collateral Agent, for the benefit of the Holders, inter alia, a security interest in all dividends, cash, securities, investment property, financial assets and other property issued, paid, declared and/or distributed to Borrower and all rights with respect to the Deposit Account (as hereinafter defined) and all funds therein

D.           It is a condition precedent to the closing of the issuance and sale of the Convertible Notes that Borrower shall have entered into this Agreement for the benefit of the Holders.

E. Borrower has opened a Deposit Account (as hereinafter defined) with Depository.

F.           The parties are entering into this Agreement to set forth their rights and obligations with respect to the Deposit Account.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1. Defined Terms.  Capitalized terms used in this Agreement and not specifically defined in this Agreement have the meaning provided in the Security Agreement (as defined below).  The following terms have the respective meanings set forth below.

(a) “Business Day” means any day other than a Saturday, Sunday or any day on which Federal or state chartered banks in the State of New York or in the state where the Deposit Account is located are permitted to be closed for legal holidays or by government directive.

(b) “Deposit Account” means the non-interest bearing demand deposit account that Borrower has opened with Depository in the name of the Borrower , designated as Account Number _____________ , together with all replacements, substitutions, increases and decreases of such account and all items from time to time on deposit therein.

(c) “Security Agreement” means the security agreement between Borrower and Collateral Agent, of even date herewith.

2. Name of Account.  The Deposit Account will be titled in the name of the Borrower.

3. Control.  (a)Notwithstanding any separate agreement that Borrower may have with Collateral Agent or Depository, Collateral Agent shall be entitled and is hereby irrevocably authorized by Borrower, for purposes of this Agreement, at any time, to give Depository instructions as to the withdrawal or disposition of any funds from time to time credited to the Deposit Account, or as to any other matters relating to the Deposit Account, without Borrower's further consent.  Depository  shall comply with any such instructions without any further consent from Borrower.  Depository shall be fully entitled to rely upon such instructions from Collateral Agent even if such instructions are contrary to any instructions or demands that Borrower may give to Depository.  The Depository will not be liable to Borrower for complying with Collateral Agent’s instructions relating to the Deposit Account.

(b)        Borrower shall not be entitled to give to the Depository any instruction pertaining to or concerning the Deposit Account or any funds in or credited to the Deposit Account, except with the prior written consent of Collateral Agent.  The Depository shall not comply with any instruction given by Borrower pertaining to or concerning the Deposit Account or any funds in or credited to the Deposit Account, except with the prior written consent of Collateral Agent.

(c)         The Depository agrees to use reasonable efforts to promptly notify the Collateral Agent and the Borrower in the event it receives any written notice of any lien, encumbrance or adverse claim against the Deposit Account or any of the funds therein, unless prohibited from so doing by applicable law, judicial order or decree.

4. Funds in Deposit Account as Security for Secured Obligations; Grant of Security Interest.  As security for full payment of the Secured Obligations and timely performance of Borrower’s obligations,  the agreements entered into by the Borrower in connection with the issuance and sale of the Convertible Notes and this Agreement, Borrower hereby pledges, transfers, assigns and sets over to Collateral Agent, and grants to Collateral Agent, for the benefit of the Holders, a continuing security interest in and to, the Deposit Account, all money deposited therein from time to time, and all profits and proceeds thereof.  Borrower shall execute, acknowledge, deliver, file or do, at its sole expense, all other acts, assignments, notices, agreements or other instruments as Collateral Agent may reasonably require in order to perfect the foregoing security interest, pledge and assignment or otherwise to fully effectuate the rights granted to Collateral Agent by this section.  This Agreement constitutes a “security agreement” and the Deposit Account constitutes a “deposit account” within the meaning of Article 9 of the UCC.  In addition to all other rights and remedies provided for herein or otherwise available at law or in equity, Collateral Agent shall have all rights of a secured party under Article 9 of the UCC with respect to the Deposit Account and funds deposited therein. Borrower and Depository acknowledge and understand that all funds deposited in the Deposit Account are held in Borrower’s name for the benefit of Collateral Agent and Collateral Agent shall have sole right to access and withdraw such funds.  Borrower shall have no right of access to and withdrawal from the Deposit Account. Borrower shall not assign or otherwise encumber the Deposit Account or any funds therein.

5. No Notice of Other Assignment.  Depository acknowledges and understands that it has received no notice of any other assignment or pledge of funds at any time on deposit in the Deposit Account and it shall promptly notify Collateral Agent in the event that it receives notice of any other assignment or pledge thereof.

6. No Lien.  Depository hereby acknowledges that it has no lien against or security interest in the Deposit Account or any funds therein.  Depository hereby waives any right of offset, deduction, banker's lien or other claim against any and all existing or future funds in the Deposit Account, except that the Depository may, however, from time to time debit the Deposit Account for (i) any of Depository’s customary charges relating to the Deposit Account, (ii) the reversal of any provisional credits to the Deposit Account for items returned unpaid or (iii) the reversal of any amounts credited to the Deposit Account in error. If the amount of available and collected funds in the Deposit Account is insufficient to fully reimburse Depository for any of the above amounts, Borrower shall pay such deficiency to Depository.

7. Fees.  Borrower shall pay upon demand all taxes, fees and charges due or owing with in connection with the maintenance of the Deposit Account and this Agreement and the Depository’s services hereunder.  Borrower acknowledges and agrees that it shall be, and at all times remains, liable to Depository and Collateral Agent for all fees, charges, costs and expenses in connection with the Deposit Account, this Agreement and the enforcement hereof, including, without limitation, the  reasonable fees and expenses of legal counsel to Depository and Collateral Agent as needed to enforce performance of this Agreement.  In the event that Borrower fails to pay for the foregoing fees, charges, costs and expenses in connection with the Deposit Account,  Depository and Collateral Agent may deduct  their respective fees, charges, costs and expenses from the Deposit Account.  The standard fees of the Depository currently in effect are set forth in the Depository’s Business Account Fee Schedule, as amended from time to time, and in Schedule 1 attached hereto. Collateral Agent shall not be liable to the Depository for any such taxes, fees or charges.

8. Notices.  Each notice or other communication required or deemed desirable hereunder (other than statements and information and documentation routinely provided by Depository with respect to the Deposit Account) shall be in writing, shall be sent by messenger or by registered or certified mail or by fax, shall be effective when received and shall be sent to the relevant party at its address appearing above or on the signature page hereof or to such other address as a party may by notice pursuant to this paragraph designate from time to time, except notices to the Depository shall be sent to: Signature Bank, 950 Third Avenue, 9th Floor, New York, New York, 10022, Attention: John D. Gonzalez, Fax: 646-822-1520.

9. Binding Effect.  This Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted representatives, successors and assigns.

10. Indemnification.  Borrower shall fully indemnify, release and hold Depository, its officers, directors, attorneys, representatives, employees and agents harmless from and against any claims, demands, liabilities, losses, costs, damages and expenses (including attorneys' fees and expenses) incident thereto, which may be asserted against or incurred by Depository, its officers, directors, employees and agents, whether with or without basis in fact or in law, arising out of, or with respect to any act or omission to act on Depository's part in connection with this Agreement. Collateral Agent shall release Depository, its officers, directors, attorneys, representatives, employees and agents from and against any claims, demands, liabilities, losses, costs, damages and expenses (including attorneys' fees and expenses) incident thereto, which may be asserted against or incurred by Depository, its officers, directors, employees and agents, whether with or without basis in fact or in law, arising out of, or with respect to any act or omission to act on Depository's part in connection with this Agreement, except to the extent arising out of the gross negligence or willful misconduct of Depository. The provisions of this Section 10 shall survive termination of this Agreement.

11. Statements.  Depository agrees that it shall furnish to Borrower, with a copy to Collateral Agent, periodic statements itemizing activity with respect to the Deposit Account in accordance with Bank’s regular practices for providing account statements to its customers. Borrower shall be deemed at all times to have consented to Depository’s release of such account information to Collateral Agent.  The Depository’s liability for failure to comply with this section shall not exceed the cost of providing such information.

12. Certain Matters Affecting the Depository.  The Depository may rely and shall be protected in acting or refraining from acting upon any notice (including but not limited to electronically confirmed facsimiles of such notice) believed by it to be genuine and to have been signed or presented by the proper party or parties.  The duties and obligations of the Depository shall be determined solely by the express provisions of this Agreement.  The Depository shall not be liable except for the performance of such party’s duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depository.  Substantial compliance by Depository with its standard procedures for the services Depository is providing hereunder shall be deemed to be the exercise by it of ordinary care.  Notwithstanding anything to the contrary contained herein, (i) in the administration of the account hereunder, the Depository may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may,  consult with counsel, accountants and other skilled persons to be selected and retained by it, (ii) in no event shall Depository be liable either directly or indirectly for losses or delays resulting from force majeure, computer malfunctions, interruption of communication facilities, labor difficulties or other causes beyond Depository’s reasonable control or for indirect, special or consequential damages, (iii) in no event shall the Depository be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Depository has been advised of the likelihood of such loss or damage and regardless of the form of action, (iv) Depository shall not be under any obligation or duty to perform any act which would involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies, (v) Depository shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given by the parties hereto, and (vi) in the event that the Depository shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in the Deposit Account until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.

13. Termination.  The Depository may resign from its obligations under this Agreement at any time after thirty (30) days’ prior written notice to the other parties hereto; provided, however, that Depository may terminate this Agreement and be released of its obligations hereunder immediately upon written notice to Borrower and Collateral Agent in the event of suspected fraud or other illegal activity in connection with the Deposit Account or this Agreement or the Depository becomes obligated to close the Deposit Account under any statute, rule or regulation or any court or administrative order or decree.  Collateral Agent shall designate a substitute Depository, in its sole discretion, promptly after receipt of notice of resignation by the Depository and shall take all reasonable actions necessary to cause such designated successors promptly to assume the obligations of the Depository hereunder. Collateral Agent may terminate this Agreement at any time after thirty (30) days’ prior written notice to the other parties hereto.  Borrower has no right to terminate this Agreement or close the Deposit Account established hereunder.  Upon any termination of this Agreement, the Depository’s rights to receive payment and reimbursement of the fees and expenses from Borrower under this Agreement shall survive any termination of this Agreement.  Upon termination of this Agreement, all funds remaining in the Deposit Account received by the Depository shall be forwarded by the Depository directly to Collateral Agent, unless the Depository shall have received written instruction from Collateral Agent prior to the expiration of the thirty (30) day period set forth above (in the event Depository elects to terminate this Agreement) or the thirty (30) day period set forth above (in the event Collateral Agent elects to terminate this Agreement), directing the Depository to send such funds to Borrower (in the event there are funds remaining subsequent to a full and final payoff of the Convertible Notes) or to a depository institution approved in writing by Collateral Agent (with respect to any other event). Notwithstanding the foregoing, upon the Convertible Notes being repaid or converted in their entirety, this Agreement shall automatically terminate.

14. Successors and Assigns; Assignments.  This Agreement shall bind and inure to the benefit of and be enforceable by the Depository, Borrower and Collateral Agent and their respective successors and assigns.  Collateral Agent shall have the right to assign or transfer its rights under this Agreement without limitation, provided that the assignee or transferee meets the  Depository’s Know Your Customer policy, has complied with the  Depository’s account documentation requirement and the  Depository is not prohibited under applicable law from providing banking or other services with such assignee or transferee.  The Depository shall have the right to assign or transfer its rights and obligations hereunder only in connection with a termination, as set forth in Section 13, or with the prior consent of Collateral Agent.  Borrower shall have the right to assign and transfer its rights and obligations hereunder only with the prior consent of Collateral Agent and Depository.  Any corporation into which the Depository in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Depository in its individual capacity shall be a party, or any corporation to which substantially all the deposit account business of the Depository in its individual capacity may be transferred, shall be the Depository under this Agreement without further act. Borrower shall not assign or otherwise encumber the Deposit Account or any funds therein.

15. Interpleader.  If at any time (i) Borrower becomes subject to a voluntary or involuntary bankruptcy, reorganization, receivership or similar proceeding, or (ii) Depository is served with legal process, which Depository, in good faith, believes prohibits the disbursement of any funds deposited in the Depository or (iii) the Depository, in good faith, is in doubt as to the action it should take under this Agreement, the Depository shall have the right, on not less than ten (10) Business Days’ prior written notice to Collateral Agent, to either (x) place a hold on funds in the Deposit Account until such time as Depository receives an appropriate court order or other assurance satisfactory to it as to the disposition of the funds in the Deposit Account or (y) commence at Borrower’s expense an interpleader action in any competent Federal or State Court and to take no further action except in accordance with joint instructions from Collateral Agent and Borrower or in accordance with the final order of the court in such action.

16. Governing Law and Venue.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles and any action brought hereunder shall be brought in the courts of the State of New York, located in the County of New York.  Each party hereto irrevocably waives any objection on the grounds of venue, forum nonconveniens or any similar grounds and irrevocably consents to service of process by mail or in any manner permitted by applicable law and consents to the jurisdiction of said courts.

17. Waiver of Jury Trial.  EACH OF PARTIES HERETO HEREBY IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OF ANY TYPE IN WHICH LENDER, THE DEPOSITARY OR BORROWER IS A PARTY AS TO ALL MATTERS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT.

18. No Modifications.  This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same.  No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.  No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

19. Severability.  If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

20. Counterparts.  This Agreement and any modification or amendment of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

21. Temporary Liquidity Guarantee Program.  Depository represents and warrants to Collateral Agent, for the benefit of the Holders, and to the Borrower, that Depository is, on the date hereof, and shall continue to be through December 31, 2009, a participant in the Temporary Liquidity Guarantee Program (the “Program”), which guarantees the full amount of all of all funds currently held in, and that may in the future be deposited in, the Deposit Account. In the event that the Program expires on December 31, 2009 and is not renewed, or in the event that the Program is terminated prior to the repayment or conversion of all Convertible Notes, the Borrower shall cooperate with the Collateral Agent to ensure that all funds in the Deposit Account are transferred to one or more insured accounts at one or more other FDIC-insured financial institutions, at the sole cost and expense of the Borrower, and on terms similar to this Agreement and otherwise satisfactory to Collateral Agent, subject to the requirements of the institutions in which such accounts are established. Pending such transfer, all funds in the Deposit Account shall be delivered to Collateral Agent to secure the obligations of the Borrower in accordance with this Agreement.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Agreement intending to be legally bound hereby.

BORROWER:
AMBER READY, INC.

Date	By:	/s/ Kai Patterson
Name: Kai Patterson
Title: Chief Executive Officer

Address and fax for notices:

Amber Ready, Inc. 101 Roundhill Drive, 2nd Floor Rockaway, NJ 07866 Attn: Kai Patterson, Chief Executive Officer Fax: (973) 532-0794

COLLATERAL AGENT:
HUDSON ASSET PARTNERS, LLC

Date	By:	/s/ Murray R. Rubin
Name: Murray R. Rubin
Title: Secretary

Address and fax for notices:

Hudson Asset Partners, LLC 14151 Magnolia Cove Road Jacksonville, FL 32224 Attn: Murray R. Rubin, Secretary Fax: (904) 273 5233

DEPOSITORY:
SIGNATURE BANK

Date	By:	/s/ John D. Gonzalez
Name: John D. Gonzalez
Title: Group Director & SVP

	By:	/s/ M. Figueroa
Name: M. Figueroa
Title: Associate Group Director

SCHEDULE 1

Fee Schedule

Document Review: $1,000